                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 31, 2003

                               Nutrition 21, Inc.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)


         New York                        0-14983                 11-2653613
         --------                        -------                 ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


       4 Manhattanville Road, Purchase, New York                10577
       -----------------------------------------             ----------
        (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

This amendment on Form 8-K/A reflects that the subsequent interim period referred to in the third paragraph of Item 4 extended through the date of the dismissal of Ernst & Young LLP on July 31, 2003.

Item 4.  Changes in Registrant's Certifying Accountants

At a meeting held on July 29, 2003, the Audit Committee of the Board of Directors of the Company approved the engagement of J. H. Cohn LLP as its independent auditors for the fiscal year ended June 30, 2003 to replace the firm of Ernst & Young LLP. Ernst & Young LLP was dismissed as auditors of the Company effective July 31, 2003.

The audit reports of Ernst & Young LLP on the consolidated financial statements of Nutrition 21, Inc. and subsidiaries as of and for the years ended June 30, 2002 and 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the consolidated financial statements of Nutrition 21, Inc. and subsidiaries for each of the two fiscal years ended June 30, 2002, and in the subsequent interim period through the date of dismissal, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 3, 2003 is filed as Exhibit 16 to this Form 8-K/A.


Item 7.  Financial Statements and Exhibits

         (a)      Exhibits.

         The following is filed with this report.


         Exhibit Number       Description
         --------------       -----------

               16             Letter from Ernst & Young LLP

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: September 3, 2003

                                             Nutrition 21, Inc.


                                             By: /s/ Paul Intlekofer
                                                 ------------------------------
                                                 Paul Intlekofer
                                                 Chief Financial Officer

                                  EXHIBIT INDEX


         Exhibit Number       Description
         --------------       -----------

               16             Letter from Ernst & Young LLP